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Exhibit 5.1

        June 28, 2013

Board of Directors
Golden Minerals Company
350 Indiana Street, Suite 800
Golden, Colorado 80401

  Re:
  Registration Statement on Form S-3 relating to sales of up to 2,048,691 shares of common stock of Golden Minerals Company by the selling stockholder named therein

Ladies and Gentlemen:

        We have acted as counsel to Golden Minerals Company, a Delaware corporation (the "Company"), in connection with the Company's preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), 2,048,691 shares of the Company's common stock, $.01 par value (the "Shares"), compiled of 1,365,794 shares of the Company's common stock and 682,897 shares of the Company's common stock issuable upon exercise of warrants, for resale by the selling stockholder to the public from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

        In rendering the opinions below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation and Bylaws, both as currently in effect, and such other documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

        We are members of the Bar of the State of Colorado. Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Colorado and of the Delaware General Corporation Law, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law. We express no opinion with respect to the laws of any other jurisdiction or of any other law of the State of Delaware.

        Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

        We hereby consent to be named in the Registration Statement and to the filing of this opinion as an Exhibit to the aforesaid Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ Davis Graham & Stubbs LLP Davis Graham & Stubbs LLP

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  Exhibit 5.1